CERTIFICATE OF INCORPORATION OF Potomac Capital Investment Corporation
1. The name of the Corporation is:
Potomac Capital Investment Corporation

          2.     The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is:
To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          4.     The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to one Thousand Dollars ($1,000.00).

5A The name and mailing address of each incorporator is as follows:
NAME	MAILING ADDRESS
V. A. Brookens D. L. Sipple M. C. Kinnamon	100 West Tenth Street Wilmington, Delaware 19801 100 West Tenth Street Wilmington, Delaware 19801 100 West Tenth Street Wilmington, Delaware 19801
5B. The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:
NAME	MAILING ADDRESS
H. Lowell Davis Stanley J. Bright Edward A. Caine	1900 Pennsylvania Avenue, N.W. Suite 803 Washington, D.C, 20068
6. The corporation is to have perpetual existence.
7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:
To make, alter or repeal the by-laws of the corporation.

          8.      Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the Corporation Shall so provide.

          9.     The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 31st day of October, 1983.

/s/ V. A. BROOKENS V. A. Brookens /s/ D. L. SIPPLE D. L. Sipple /s/ M. C. KINNAMON M. C. Kinnamon
CERTIFICATE OF CHANGE OF REGISTERED AGENT AND REGISTERED OFFICE ****
Potomac Capital Investment Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,
DOES HEREBY CERTIFY:
The present registered agent of the corporation is The Corporation Trust Company and the present registered office of the corporation is in the County of New Castle.
The Board of Directors of Potomac Capital Investment Corporation adopted the following resolution on the 30th day of November, 1983.

          RESOLVED, that the appropriate officers of the Corporation are authorized to take such steps as may be necessary or convenient to amend the Certificate of Incorporation to provide that the registered office of the Corporation shall be established and maintained at 1100 North Market Street, in the City of Wilmington, State of Delaware, and in order to provide that the name of the registered agent at such address is Wilmington Trust Company.

          IN WITNESS WHEREOF, Potomac Capital Investment Corporation has caused this statement to be signed by H. Lowell Davis, its President and attested by Thomas E. O'Dea, its Vice President and Secretary, this 19th Day of June, 1984.

By /s/ THOMAS E. O'DEA Vice President and Secretary	By /s/ H. L. DAVIS President
CERTIFICATE OF CHANGE OF REGISTERED AGENT AND REGISTERED OFFICE ****
Potomac Capital Investment Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,
DOES HEREBY CERTIFY:
The present registered agent of the corporation is Wilmington Trust Company and the present registered office of the corporation is in the County of New Castle.
The Board of Directors of Potomac Capital Investment Corporation adopted the following resolution on the 19th day of November, 1984.

          RESOLVED, that the appropriate officers of the Corporation are authorized to take such steps as may be necessary or convenient to amend the Certificate of Incorporation to provide that the registered office of the Corporation shall be established and maintained at 1100 North Market Street, In the City of Wilmington, State of Delaware, and in order to provide that the name of the registered agent at such address is Financial Services (Delaware), Inc.

          IN WITNESS WHEREOF, Potomac Capital Investment Corporation has caused this statement to be signed by H. Lowell Davis, Its President and attested by Thomas E. O'Dea, its Vice President and Secretary, this 4th Day of December, 1984.

By /s/ THOMAS E. O'DEA Vice President and Secretary	By /s/ H. L. DAVIS President
RESTATED CERTIFICATE OF INCORPORATION OF Potomac Capital investment Corporation

          Potomac Capital Investment Corporation, a corporation organized and existing under the laws of the State of Delaware, in accordance with sections 242 and 245 of the General Corporations Law of Delaware hereby certifies as follows:

1. The name of the corporation 1s Potomac Capital Investment Corporation. The corporation's original certificate of incorporation was filed on October 31, 1983.
2. This Restated Certificate of Incorporation restates and amends the original Certificate of Incorporation of this corporation.
3. The text of the original Certificate of Incorporation hereby amended to read as herein set forth in full:
1. The name of the corporation is:
Potomac Capital Investment Corporation

         2.     The address of its registered office in the State of Delaware 1100 North Market Street, in the City of Wi1mington, County of New Castle. The name of its registered agent at such address is Financial Services; (Delaware), Inc.

3. The nature of the business or purposes to be conducted or promoted is:
To engage in any lawful act or activity for which corporations ma be organized under the General Corporation Law of Delaware.

          4.     The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amountin9 in the agregate to One Thousand Dollars ($1,000.00).

5A. The name and mailing address of each incorporator is as follows:
NAME	MAILING ADDRESS
V. A. Brookens D. L. Sipple M. C. Kinnamon	100 West Tenth Street Wilmington, Delaware 19801 100 West Tenth Street Wilmington, Delaware 19801 100 West Tenth Street Wilmington, Delaware 19801
5B. The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:
NAME	MAILING ADDRESS
H. Lowell Davis Stanley J. Bright Edward A. Caine	1900 Pennsylvania Avenue, N.W. Suite 803 Washington, D.C, 20068
6. The corporation is to have perpetual existence.
7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:
To make, alter or repeal the by-laws of the corporation.
8. No director shall be personally liable to the corporation or the stockholders for monetary damages for breach of fiduciary duty as a director except.
(i) for any breach of his duty of loyalty to the corporation or the stockholders;
(ii) for acts or omissions not in good faith or which involve j intentional misconduct or a knowing violation of law;
(iii) for the unlawful payment of dividends or unlawful stock repurchases (as to which a negligence standard will apply); or
(iv) for any transaction from which the director derived an improper personal benefit.

          9.     Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

          10.    The corporation reserves the right to amend, alter, change or repeal any provision contained In this certificate of incorporation, In the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

Dated this 9th day of February, 1987
ATTEST: By /s/ DONALD K. JAMES Donald K. James Secretary	POTOMAC CAPITAL INVESTMETN CORPORATION By /s/ EDWARD A. CAINE Edward A. Caine President
STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 04/23/1999 991163686 - 3032095
CERTIFICATE OF INCORPORATION OF PEPCO HOLDINGS MERGER INC.

          For the purpose of organizing a corporation for conducting the business end promoting the purposes hereinafter stated under the provisions, and subject to the requirements, of the General Corporation Law of the State of Delaware, the undersigned, a natural person, hereby certifies that:

FIRST: The name of the corporation is Pepco Holding Merger Inc, (hereinafter the "Corporation").

          SECOND:  The address, including street number, city and county of the registered office of the Corporation in the State of Delaware is do Corporation Service Company, 1013 Centre Road, Wilmington Delaware 19805-1297. The name of the registered agent of the Corporation at such address is Corporation Service Company, in the county of New Castle.

          THIRD:       The Corporation is organized under the General Corporation Law of the State of Delaware for the purposes of engaging in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The duration of the Corporation shall be perpetual.

           FIFTH:       The Corporation has authority to issue a total of one thousand (1,000) shares of common stock, all of one class, having a par value of one dollar ($1.00) per share, for a total authorized par value capital of one thousand dollars ($1,000).

SIXTH: The name and mailing address of the incorporator of the Corporation are as follows:
Name	Mailing Address
William Dana Shapiro	c/o Potomac Capital Investment Corporation 1801 K. Street, N.W. Suite 900 Washington, D.C. 20006
The powers of the incorporator will terminate upon filing of this Certificate of Incorporation.

          SEVENTH:   The number of directors of the Corporation shall be set forth in the by-laws of the Corporation, which number may be increased or decreased pursuant to the by-laws of the Corporation. The Boat of Directors is authorized to make, alter or repeal by-laws of the Corporation. The Board of Directors may be elected by other than written ballot. The names and mailing addresses of the persons who are to serve as directors of the Corporation until the first annual meeting of stockholders or until their successors are elected and quality are as follows:

Name	Mailing Address
John M. Derrick, Jr. Edward R. Maybeny John D. McCallum William Dana Shapiro William T. Torgerson Dennis R. Wraase

1900 Pennsylvania Avenue, N.W.

2000 K Street, N.W., Suite 750
Washington, D.C. 20006

1801 K Street, N.W., Suite 900
Washington, D.C. 20006

1801 K. Street, N.W., Suite 900
Washington, D.C. 20006

1900 Pennsylvania Avenue, N.W.
Washington, D.C. 20068

1900 Pennsylvania Avenue, N.W.
Washington, D.C. 20068

          EIGHTH:   Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of General Corporation Law of the Stale of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the General Corporation Law of the State of Delaware, etc a meeting of the creditors or class of creditors, and/or of the stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing at least three-fourths in value of the creditors or class of creditors, and/or of the stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has bean made, be biding on all the creditors or class of creditors, and/or on all the stockholders, of the Corporation, as the case may be, and also on the Corporation.

          NINTH:     No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, and all such liability is hereby eliminated; provided, however, that the foregoing shall not eliminate or limit the liability of a director (J) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

          TENTH:     The Corporation by action of its board of directors, shall indemnify any person who was or is a director, officer, agent and/or employee of the Corporation to the fullest extent allowed under Section 145 of the General Corporation Law of the State of Delaware from and against any and all of the expenses, liabilities, or other matters referred to in or covered by such Section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action by such person in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, agent or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

ELEVENTH: The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware regarding business combinations with interested stockholders.

          TWELFTH:     Any amendment of this Certificate of Incorporation shall be made and effected only in the manner set forth herein. The board of directors shall adopt a resolution, by affirmative vote of at least two-thirds (2/3) of the directors then in office, at a meeting called for that purpose, setting forth the proposed amendment, declaring its advisability, and either calling a special meeting of the stockholders entitled to vote in Wed thereof for the consideration of such amendment or directing that the proposed amendment be considered at the next annual meeting of stockholders. In order to be adopted, each proposed amendment to this Certificate of Incorporation must be approved by the affirmative vote of a majority of the outstanding shares of each class and series, if any, entitled to vote thereon.

          I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware. Do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 23rd day of April, 1999.

/s/ WM. SHAPIRO William Dana Shapiro, Incorporator
CERTIFICATE OF MERGER PEPCO HOLDINGS MERGER INC. INTO POTOMAC CAPITAL INVESTMENT CORPORATION
The undersigned corporation organized under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
FIRST: That the name and the state of incorporation of each of the constituent corporations of the merger is:
Name	State of Incorporation
Pepco Holdings Merger Inc. Potomac Capital Investment Corporation	Delaware Delaware

          SECOND: That an agreement and plan of merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of Title 8 of the General Corporation Law of the State of Delaware.

THIRD: That the name of the surviving corporation of the merger is Potomac Capital Investment Corporation.
FOURTH: That the Certificate of Incorporation of Potomac Capital Investment Corporation shall be the Certificate of Incorporation of the surviving corporation.

          FIFTH: That the executed agreement and plan of merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is Suite 900, 1801 K Street, N.W., Washington, D.C. 20006.

SIXTH: That a copy of the agreement and plan of merger will be furnished by the surviving corporation, on request and without cost, to any shareholder of either constituent corporation.
SEVENTH: That the Merger shall be effective immediately upon filing.
IN WINESS WHEREOF, the surviving corporation has caused this certificate to be executed by its President and attested by its Secretary this 27th day of May, 1999.
ATTEST: /s/ JOY A. JOHNSON Joy A. Johnson Corporate Secretary and Associate General Counsel	POTOMAC CAPITAL INVESTMENT CORPORATION By: /s/ WM. SHAPIRO William Dana Shapiro Senior Vice President and General Counsel
STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 06/03/1999 991223207 - 2020271